UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

SCHEDULE 14A INFORMATION

____________________________________________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under 240.14a-12

LONGEVERON INC.
(Name of Registrant as Specified In Its Charter)

______________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LONGEVERON INC. 1951 NW 7TH AVE STE 520 MIAMI FL 33166 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on Tuesday, December 26, 2023 «FName» «Address12» «Address3» «COUNTRY» Control #: «ControlNumberExt» As part of our efforts to conserve environmental resources and prevent unnecessary corporate expenses, LONGEVERON INC. has elected to provide Internet access to its proxy statement and annual reports rather than mailing paper copies. This reduces postage, printing expenses, and unnecessary paper waste. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. Voting Items The board of directors recommends a vote FOR Proposals 1 and 2. 1. Approval of the issuance of up to 5,018,183 shares of our Common Stock upon the exercise of our Common Stock purchase warrants issued to an institutional Purchaser in and in connection with our registered offering that closed on October 13, 2023, that may be equal to or exceed 20% of our Common Stock outstanding before such offering. 2. Approval of a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Warrant Exercise Proposal. HOW TO ACCESS THE PROXY MATERIALS The annual report to security holders is available online at: www.colonialstock.com/LGVN2023 HOW TO VOTE BY INTERNET www.colonialstock.com/LGVN2023 On the above website, you can vote by clicking “Vote” and then entering the control number above as directed. BY PHONE 877-285-8605 BY MAIL Send a paper proxy voting card by mail. You may request a proxy card by contacting us at 877-285-8605. IN PERSON Vote in person at the meeting. MEETING INFORMATION Meeting Type: Special Meeting December 26th, 2023 11:00 AM ET Meeting Location: LONGEVERON INC INSTRUCTIONS TO THE MEETING CAN BE FOUND AT www.colonialstock.com/LGVN2023 TO ORDER A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS: If you want to receive a paper or e-mail copy of this document, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery, please make your request for a copy as instructed below on or before: December 13th, 2023. 1. By Phone: (877) 285-8605 By Internet: www.colonialstock.com/LGVN2023 By Email annualmeeting@colonialstock.com If requesting materials by email, please include the control number listed above with your request.